3: TOR Minerals Proxy

TOR

MINERALS

INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2002

The annual meeting of stockholders of Tor Minerals International, Inc., a Delaware corporation, will be held at the Ramada Inn Bayfront, 601 N. Water, Corpus Christi, Texas in the Bluebonnet Room (Lobby Level), on Friday, May 10, 2002, at 9:00 a.m., local time, for the following purposes:

1.To elect a board of nine (9) directors.

2.To ratify the appointment of Ernst & Young LLP as independent auditors for 2002 by the board of directors.

3.To transact such other business as may properly come before the meeting.

The board of directors has established the close of business on March 15, 2002, as the record date for determining stockholders entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth K. Morgan, Secretary

April 5, 2002

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting,

we urge you to mark, sign and date the

enclosed proxy and return it promptly

in the enclosed envelope.

TOR MINERALS INTERNATIONAL, INC.

722 Burleson Street

Post Office Box 2544

Corpus Christi, Texas 78403

PROXY STATEMENT

 This proxy statement and accompanying proxy is furnished by TOR Minerals International, Inc. in connection with the solicitation of proxies by the board of directors to be used at the annual meeting of stockholders to be held at 9:00 a.m. (local time) on May 10, 2002, at the Ramada Inn Bayfront, 601 N. Water, Corpus Christi, Texas, and at any adjournment thereof. This proxy statement and the enclosed proxy were mailed on or about April 5, 2002.

Our company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of our company. Our company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owner.

Any proxy may be revoked at any time prior to its exercise by written notice to the Secretary of our company or by submission of another proxy having a later date. No notice of revocation or later dated proxy, however, will be effective until received by our company at or prior to the annual meeting. Mere attendance at the meeting will not of itself revoke the proxy. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the annual meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.

Only stockholders of record at the close of business on March 15, 2002 will be entitled to notice of and to vote at the annual meeting. There were outstanding at the close of business on March 15, 2002 5,595,187 shares of our company's common stock, each of which is entitled to vote in person or by proxy. The common stock is the only class of capital stock outstanding and entitled to vote at the annual meeting. The holders of a majority of the total shares of common stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. A quorum being present at the annual meeting, election of the director nominees requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting, and approval of Proposal 2 requires the affirmative vote of at least a majority of the shares present, in person or by proxy, at the annual meeting. Neither our company's Certificate of Incorporation nor our by-laws provide for cumulative voting rights. Abstentions and broker non-votes are each counted to determine the number of shares present at the meeting, and thus, are counted in establishing a quorum. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote. Abstentions on a particular item (other than the election of directors) will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a "no" vote as to that proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

The annual report to stockholders covering our company's fiscal year ended December 31, 2001 including audited financial statements, is enclosed herewith, but does not form any part of the material for solicitation of proxies.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to those persons known to the Company who, as of March 15, 2002, own or may be deemed to own beneficially more than five percent of the Common Stock of the Company.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Megamin Ventures Sdn Bhd HSBC Nominee (Hong Kong) Limited Hong Kong Main Office SECS Dept. Basement 1 & 2 1 Queens Road Central Hong Kong, China FR	1,853,000 (2)	33.1%
The Clark Estates, Inc One Rockefeller Plaza 31st Floor New York, NY 10020	1,131,814 (3)	20.2%
Paulson Ranch, Ltd 3 Ocean Park Drive Corpus Christi, TX 78404	1,194,274 (4)(6)	20.4%
The D and CH Trust c/o Hartman & Associates, Inc. 10711 Burnet Road, Suite 330 Austin, TX 78758	602,500 (5)(6)	9.9%
The Douglas MacDonald Hartman Family Irrevocable Trust c/o Hartman & Associates, Inc. 10711 Burnet Road, Suite 330 Austin, TX 78758	602,500 (5)(6)	9.9%

(See following footnotes)

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
(2)

Megamin Ventures Sdn Bhd is an investment holding corporation organized under the laws of Malaysia which provides management services. HSBC Nominees (Hong Kong) Limited have sole voting power of the 1,853,000 shares owned by Megamin Ventures Sdn Bhd.

(3)

Information is based on a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") dated February 14, 2001 and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,131,814 shares, including Jane Forbes Clark who owns 450,102 shares and Anne L. Perez who owns 439,325 shares. Kevin S. Moore, President of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,131,814 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,131,814 shares; Jane Forbes Clark has shared voting and investment power as to 450,102 shares; Anne L. Perez has shared voting and investment power as to 439,325 shares.

(4)

Information is based on a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") dated February 14, 2001 and other information provided by the Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,131,814 shares, including Jane Forbes Clark who owns 450,102 shares and Anne L. Perez who owns 439,325 shares. Kevin S. Moore, President of The Clark Estates, Inc. has been granted powers of attorney to exercise voting and investment power as to 1,131,184 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,131,184 shares; Jane Forbes Clark has shared voting and investment power as to 439,325 shares.

(5)

David A. Hartman is Trustee of The D and CH Trust and Douglas M. Hartman is Trustee for The Douglas MacDonald Hartman Family Irrevocable Trust. This number includes (A) 100,000 shares held for the account of The D and CH Trust, (B) 500,000 shares issuable upon conversion of the convertible debentures held by The D and CH Trust, (C) 100,000 shares held for The Douglas MacDonald Hartman Family Irrevocable Trust account, (D 500,000 shares issuable upon conversion of the convertible debentures held by The Douglas MacDonald Hartman Family Irrevocable Trust account, (E) options to acquire 2,500 shares that are subject to stock options exercisable at or within sixty days of March 15, 2002, held for David A. Hartman's account and (F) options to acquire 2,500 shares that are subject to stock options exercisable at or within sixty days of March 15, 2002, held for Douglas M. Hartman's account. David A. Hartman has sole voting power for The D and CH Trust and Douglas M. Hartman has sole voting power for The Douglas MacDonald Hartman Family Irrevocable Trust.

(6)

Although the rules of the Securities and Exchange Commission require for purposes of calculating the reporting person's percentage ownership that only the convertible or exercisable securities held by the reporting person are assumed to be converted or exercised, the reporting person believes that a more appropriate calculation would assume that all convertible or exercisable securities are converted or exercised which would result in the reporting person holding a diluted percentage of the outstanding common stock.

ELECTION OF DIRECTORS

 Our company's by-laws provide that the board of directors shall consist of not more than nine members. At the annual meeting, nine directors are to be elected to the board of directors, each to hold office until the 2003 annual meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed proxy card, who have been designated by the board of directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy for the election of the nominees listed in the table below for the office of director of our company. The nominees have been proposed by the board of directors. If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee as may be proposed by the board of directors, unless otherwise instructed in such proxy. No circumstances are now known, however, that would prevent any of the nominees from serving and the nominees have agreed to serve if elected.

The information appearing below with respect to the business experience during the past five years of each nominee for director, directorships held and age has been furnished by each director as of February 11, 2002. All of the nominees are presently directors of our company.
Nominee	Age	Present Office(s) Held In our Company	Director Since
Richard L. Bowers	59	President and Chief Executive Officer	1999
W. Craig Epperson	59	None	1999
David A. Hartman	65	None	2001
Douglas A. Hartman	34	None	2001
Si Boon Lim	34	None	2000
Christopher J. McGougan	56	Executive Vice President	1998
Thomas W. Pauken	58	None	1999
Bernard A. Paulson	73	Chairman of the Board	1992
Chin-Yong Tan, Ph.D.	37	None	2001

The following information regarding the principal occupations and other employment of the nominees during the past five years and their directorships in certain companies is as reported by the respective nominees:

Richard L. Bowers, age 59, has served as a director of our company since 1999, and was elected president and chief executive officer of our company in May 2001. In 1995, Mr. Bowers was elected director of Environmental Analytics, Inc., a Houston, Texas based environmental services business, of which Mr. Bowers is also an owner.

W. Craig Epperson, age 59, has served as a director of our company since 1999. Mr. Epperson became president and managing partner of Crane Inspection & Certification Bureau LLC in 1999. He was elected executive vice president and co-owner of The Automation Group, Inc., a Houston, Texas based energy services business as well as president and co-owner of Compass Staffing, Inc. in 1997.

David A. Hartman, age 65, has served as a director of our company since 2001. Mr. Hartman is Chairman and CEO of the Hartman Foundation Inc. and Hartman & Associates, Inc. since 1999 and 1988 respectively. Mr. Hartman also serves as a director of several foundations and private companies. The D and CH Trust acquired 500,000 convertible debentures and 100,000 shares of common stock in our company's private placement on April 5, 2001. Pursuant to a written agreement, The D and CH Trust was permitted to designate one person as a director of our company, and Mr. Hartman was selected. For further discussion on this transaction, see the section titled "Certain Transactions" on page 11.

Douglas M. Hartman, age 34, has served as a director of our company since 2001. Mr. Hartman has served as president and chief operating officer of Hartman Foundation Inc. and Hartman & Associates, Inc. since 1999. He also served as vice president of Hartland Bank, N.A., from 1995-1999. The Douglas MacDonald Hartman Family Irrevocable Trust acquired 500,000 convertible debentures and 100,000 shares of common stock in our company's private placement on April 5, 2001. Pursuant to a written agreement, The Douglas MacDonald Hartman Family Irrevocable Trust was permitted to designate one person as a director of our company, and Mr. Hartman was selected. For further discussion on this transaction, see the section titled "Certain Transactions" on page 11.

Si Boon Lim, age 34, has served as a director of our company since 2000. Mr. Lim also has served as director of TOR Minerals (M) Sdn. Bhd. since 1999, director of Megamin Ventures Sdn. Bhd. since 2000 and as executive director of Rock Chemical Industries (M) Berhad since 1999. Mr. Lim also serves on the board of a number of private companies.

Christopher J. McGougan, age 56, has served as a director of our company since 1998, and has served as our executive vice president since May 2001. He was elected director of TOR Minerals (M) Sdn. Bhd. in 2001, and has been a director of Megamin Ventures Sdn Bhd since 2000.

Thomas W. Pauken, age 58, has served as a director of our company since 1999. Mr. Pauken has been Chairman of the Board of Tutogen Medical, Inc. since June 2000, and has served as trustee of Capital Partners II, Ltd. Liquidating Trust (successor in interest to Renaissance Capital Partners II, Ltd.) since 1998. Mr. Pauken has been President of TWP, Inc. since 1990.

Bernard A. Paulson, age 73, has served as a director of our company since 1992. Mr. Paulson has served as chairman of the board of our company since May 2001. Since 1996, Mr. Paulson has served as chairman of The Automation Group, Inc. In 1999, Mr. Paulson was elected director, Orion Refining Corporation. From 1981 to 1988, Mr. Paulson served as president of Koch Refining Company.

Chin-Yong Tan, Ph.D., age 37, has served as a director of our company since 2001. Dr. Tan has also served as executive director of Revox Entertainment, Inc. since 2000, as director of Revox Electronics Sdn. Bhd. and Revox (Asia) Pte. Ltd. since 1998, and has served as a director to TOR Minerals (M) Sdn. Bhd. since 2001. Dr. Tan has served as a director of Meru Valley Resort Bhd. since 1999, and also serves on the board of a number of private companies.

Directors' Attendance

During the year ended December 31, 2001, there were four regularly scheduled meetings of the board of directors and there was one special meeting of the board of directors of our company. No incumbent director attended fewer than 100% of the aggregate of all meetings of the board of directors and of the committees of the board of directors on which such director served.

 Directors' Compensation

Non-employee members of the board of directors are compensated by our company for board meetings attended in the amount of $1,000, and a quarterly retainer of $1,500 with the chairman receiving an additional $500 per quarter. All directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the board of directors or any committee of the board of directors or otherwise in connection with their service as a director. Additionally, compensation of $500 is paid to the non-employee directors for each committee meeting attended.

Our 2000 Incentive Plan provides that each non-employee director of our company on the first business date after each annual meeting of stockholders of our company, beginning with the 2000 annual meeting of stockholders, will automatically be granted a non-qualified option for 2,500 shares of common stock under the 2000 Plan. Each option so granted to a non-employee director will have an exercise price per share equal to the fair market value of the common stock on the date of grant of such option. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary. On May 14, 2001, Messrs. Epperson, Hartman, Hartman, Lim, Pauken, Paulson and Tan were each granted options to purchase 2,500 shares at the per share exercise price of $1.23, none of which were exercised during fiscal 2001.

Employee directors receive no additional compensation for service on the board of directors or on committees of the board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, our company believes that during the fiscal year ended December 3l, 2001, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

Report of the Audit Committee

The Audit Committee is composed of three outside directors and operates under a charter adopted by the board of directors according to the rules and regulations of the Securities and Exchange Commission and the Nasdaq SmallCap Market. The Audit Committee members are Messrs. Epperson (Chairman), Lim and Douglas Hartman. The board of directors believes that all of these directors are independent as defined by Nasdaq SmallCap Market. The Audit Committee met once in 2001.

The Audit Committee is the communication link between the board of directors and our independent auditors. In addition to recommending the appointment of the independent auditors to the board of directors, the Audit Committee reviews the scope of the audit, the accounting policies and reporting practices, internal control, compliance with our policies regarding business conduct and other matters as deemed appropriate.

The following is the report of the Audit Committee with respect to our company's audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of our company as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that our company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed our company's audited financial statements with management.

Review and Discussions with Independent Accountants

The Audit Committee held one meeting in conjunction with the full board of directors during our company's fiscal year ended December 31, 2001. The Audit Committee has discussed with Ernst & Young LLP, our company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of our company's financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independent Standards Board Standard No. 1 (that relates to the accountant's independence from our company and our related entities) and has discussed with Ernst & Young LLP their independence from our company.

Based on the review and discussions referred to above, and subject to ratification by stockholders the Audit Committee recommended to the board of directors that Ernst & Young LLP be reappointed as independent auditors for the year 2002 and that our company's audited financial statements be included in our company's annual report on Form 10-KSB for the fiscal year ended December 31, 2001.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
W. CRAIG EPPERSON	SI BOON LIM	THOMAS W. PAUKEN

Fees

Audit Fees and Other Fees

Fees for the last annual audit were $67,500 and all other fees were $28,400, including audit-related services of $21,300 and nonaudit services of $7,100. Audit-related services generally include fees for business acquisition and accounting consultations.

Financial Information Service Design and Implementation Fees

Our company did not pay any fees for financial information service design and implementation services rendered by Ernst & Young LLP for the fiscal year ended December 31, 2001.

The Audit Committee did not consider the effect of the fees listed under the headings "Financial Information Service Design and Implementation Fees" and "All Other Fees," on the auditors' independence.

Compensation and Incentive Plan Committee

The Compensation and Incentive Plan Committee is composed entirely of disinterested non-employee directors consisting of Messrs. David Hartman, Pauken (Chairman) and Dr. Tan. The Compensation and Incentive Plan Committee met twice in 2001.

The Compensation and Incentive Plan Committee formulates and presents to the board of directors recommendations as to the base salaries for all officers of our company. The Compensation and Incentive Plan Committee specifically reviews, approves, and establishes the compensation for the President and Chief Executive Officer. This committee is authorized to select persons to receive awards under our company's 2000 Plan, to determine the terms and provisions of the awards, if any, the amount of the awards, and otherwise administer our company's 2000 Plan to the full extent provided in such Plan.

EXECUTIVE COMPENSATION

The following table sets forth information concerning cash compensation paid by the Company to the President and Chief Executive Officer, the Executive Vice President, and the Senior Vice President:

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Long Term Compensation Options/SARs(#)	All Other Compensation ($)
Bernard A. Paulson (1) Chief Executive and Chairman President and Chief Executive Officer President and Chief Executive Officer	2001 2000 1999	7,500 80,000 44,307		2,500(4) -0- 102,500(5)	8,500(6) -0- 20,500(6)
Richard L. Bowers (2) President and Chief Executive Officer Executive Vice President Executive Vice President	2001 2000 1999	110,000 110,000 60,923		-0- -0- 50,000(7)	-0- -0- -0-
Christopher J. McGougan (3) Executive Vice President Vice President Sales	2001 2000	109,457 81,061		25,000(8) -0-	3,936(9) -0-
Kelso C. Brooks, Jr. Senior Vice President Senior Vice President Senior Vice President	2001 2000 1999	106,379 104,266 102,206		-0- -0- -0-	-0- -0- 5,733(10)

(1)	Mr. Paulson became Chairman in May 2001.
(2)	Mr. Bowers became President and Chief Executive Officer in May 2001.
(3)	Mr. McGougan became Executive Vice President in May 2001.
(4)	Includes automatic options granted annually to non-employee directors.
(5)	In July 1999, Mr. Paulson was granted 100,000 options at an exercise price of $2.250, which were forfeited April 2001, and 2,500 automatic options granted annually to non-employee directors.
(6)	Includes board of director and Compensation and Incentive Plan Committee meeting fees.
(7)	In July 1999, Mr. Bowers was granted 50,000 options at an exercise price of $2.250 exercisable over five years at 10,000 options per year.
(8)	In May 2001, Mr. McGougan was granted 25,000 options at an exercise price of $1.23 exercisable over five years at 5,000 options per year.
(9)	Includes moving expenses.
(10)	Includes profit sharing and company match.

Aggregated Stock Option/SAR Exercises During Fiscal 2001

The following table sets forth information concerning options granted to the Executive Vice President of our company in 2001. No SARs were granted during fiscal 2001.

Option/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or base price ($/share)	Expiration Date
Christopher J. McGougan	25,000(1)	3.6	1.23	05/11/11

(1)	Mr. McGougan is permitted to exercise 5,000 options per year for five years beginning on May 11, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Option/SAR Values
Name	Shares Acquired or Exercised (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY- End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/ SARs at FY-End ($) Exercisable/Unexercisable
Richard L. Bowers	0	0	30,000/20,000	0 (1)
Kelso C. Brooks, Jr.	0	0	30,000/0	0 (2)
Christopher J. McGougan	0	0	0/25,000	0 (3)

(1)	Value is stated based on the closing price of $.90 per share of our company's common stock on Nasdaq SmallCap Market on December 31, 2001, with exercise of $2.250.
(2)	Value is stated based on the closing price of $.90 per share of our company's common stock on Nasdaq SmallCap Market on December 31, 2001, less exercise of $1.531.
(3)	Value is stated based on the closing price of $.90 per share of our company's common stock on Nasdaq SmallCap Market on December 31, 2001, less exercise of $1.23.

Security Ownership of Management

The following table sets forth the number of shares of our company's common stock beneficially owned by each director and nominee for director and all directors and executive officers of our company as a group as of March 15, 2002.

Name of Individual or Group	Amount Beneficially Owned (1)	Percent of Class
Richard L. Bowers	135,400 (2)	*
Kelso C. Brooks, Jr.	45,000 (3)	*
W. Craig Epperson	66,500 (4)	*
David A. Hartman	602,500 (5)	9.9%
Douglas M. Hartman	602,500 (6)	9.9%
Si Boon Lim	5,000 (7)	*
Christopher J. McGougan	71,000 (8)	*
Thomas W. Pauken	72,500 (9)	*
Bernard A. Paulson	1,194,274 (10)	20.4%
Chin-Yong Tan	4,500 (11)	*
All directors and one executive officer as a group (10 persons)	2,798,924 (12)	39.6%

*	Indicates ownership of less than 1% of our common stock.
(1)	Unless otherwise indicated, each person has sole voting and investment power over the shares indicated.
(2)

Includes options to acquire 30,000 shares that are subject to stock options exercisable at or within sixty days of March 15, 2002, 20,000 shares held by Mrs. Bowers, and 2,500 held by Mr. Bower's daughter.

(3)	Includes options to acquire 30,000 shares that are subject to stock options exercisable at or within sixty days of March 15, 2002.
(4)

Includes options to acquire 32,500 shares that are subject to stock options, and convertible debentures issued by our company to acquire 12,500 shares at $1.80 per share exercisable or convertible at or within sixty days of March 15, 2002.

(5)

Includes options to acquire 2,500 shares that are subject to stock options, and convertible debentures issued by our company to acquire 500,000 shares at $1.80 per share exercisable or convertible at or within sixty days of March 15, 2002.

(6)

Includes options to acquire 2,500 shares that are subject to stock options, and convertible debentures issued by our company to acquire 500,000 shares at $1.80 per share exercisable or convertible at or within sixty days of March 15, 2002.

(7)

Includes options to acquire 5,000 shares that are exercisable at or within sixty days of March 15, 2002. Mr. Lim is the son of Dato K.K. Lim, who is the controlling shareholder of Megamin Ventures Sdn Bhd., which owns 33.1% of our company's common stock. Mr. Lim disclaims all beneficial interest in such shares.

(8)

Includes options to acquire 30,000 shares that are subject to stock options, and convertible debentures issued by our company to acquire 12,500 shares at $1.80 per share exercisable or convertible at or within sixty days of March 15, 2002.

(9)

Includes options to acquire 32,500 shares that are subject to stock options, and convertible debentures issued by our company to acquire 15,000 shares at $1.80 per share exercisable or convertible at or within sixty days of March 15, 2002.

(10)

Includes (A) 859,074 shares held for the account of Paulson Ranch, Ltd. (B) 250,000 shares issuable upon conversion of the convertible debentures held by Paulson Ranch, Ltd. (C) 62,700 shares held for Mr. Paulson's account of which 14,600 shares are held by his wife, and (D) options to acquire 22,500 shares that are subject to stock options exercisable at or within sixty days of March 15, 2002, held for Mr. Paulson's account.

(11)	Includes options to acquire 2,500 shares that are subject to stock options exercisable at or within sixty days of March 15, 2002.
(12)	Includes 195,000 shares which directors and one officer as a group have the right to acquire pursuant to stock options and 1,290,000 convertible debentures.

CERTAIN TRANSACTIONS

 Effective March 3, 2000 our Company acquired all the outstanding shares of TOR Minerals (M) ("TMM"), formerly Malaysian Titanium Corporation, from Megamin Ventures Sdn Bhd ("Megamin") our Company's largest stockholder. Pursuant to the terms of the agreement, our Company paid $3,775,000 in cash and issued 500,000 shares of its common stock at $2.75 per share in exchange for 100% of the outstanding shares of TMM. Our Company's shares closed at $2.00 on the effective date of the agreement. Our Company also agreed to pay Megamin a total of $1,000,000 in four equal semi-annual payments beginning July 1, 2000. The discounted present value of those payments is approximately $950,000. Transaction costs totaled $160,000. Our Company recorded the transaction as a purchase, with a cost of approximately $5,885,000, plus the assumption of TMM's bank debt of approximately $4,000,000. Mr. Lim, Mr. Christopher J. McGougan, Executive Director of Megamin Ventures Sdn Bhd., and Dr. Tan represent Megamin Ventures Sdn Bhd. as directors on the board of directors. During 1998, 1999, 2000 and 2001 our company paid TOR Minerals (M) $4,375,753, $3,795,166, $1,767,175 and $2,310,881 respectively, for the purchase of raw materials (principally synthetic rutile) and finished goods.

Our company raised $3,010,000 on April 5, 2001 through a private placement of common stock and convertible debentures. The proceeds of the private placement were used to partially finance our purchase of designated assets of Terminor Processing & Trade BV, Ceramic Design International Holding BV and Thermal Insulation Manufacturers BV. In the private placement, our company issued 301,000 shares of its common stock and $2,709,000 principal amount of convertible debentures. Each purchaser in the private placement acquired a combination of common stock and convertible debentures. The terms of the private placement were agreed to in arms length negotiations with two lead investors who had no previous investment in or relationship to our company, but invested approximately two-thirds of the total amount raised. An additional outside investor and five officers and directors of our company purchased the remaining one-third of the common stock and convertible debentures on the same terms as those agreed to with the lead investors as set forth below.

The common stock was priced in the private placement at $1.00 per share, a price slightly above the previous closing price, and the convertible debentures are convertible at $1.80 per share of common stock. The debentures bear no interest for two years, are secured by security interests in substantially all of our company's assets, and will be automatically converted into five year secured term notes bearing interest at the rate of 10% per annum, unless the holders of the debentures elect to convert them into common stock at the $1.80 per share conversion rate.

The lead investors are affiliates of Hartman & Associates, Inc. of Austin, Texas. Under the terms of their investments, Hartman & Associates was permitted to designate two persons as directors of our company. David A. Hartman and Douglas M. Hartman were so designated, and joined our company's board of directors at a subsequent board meeting.

The board of directors unanimously approved the terms of the private placement after considering all of the terms in comparison with other potential methods of financing the asset acquisition. In particular, our company considered raising all or a substantial portion of the funds required through a secured loan from a commercial bank, but the board of directors concluded that the financing costs and risks associated with bank financing were less favorable to our company than the terms of the private placement.

	Amount of Debentures Issued	Convertible Shares (1)	Shares of Common Stock Issued
The D and CH Trust	$900,000	500,000	100,000
The Douglas MacDonald Hartman Family Irrevocable Trust	$900,000	500,000	100,000
Paulson Ranch, Ltd.	$450,000	250,000	50,000
Muir & Co, Frost National Bank Nominee For Renaissance US Growth and Income Trust PLC	$360,000	200,000	40,000
TWP, Inc.	$27,000	15,000	3,000
Richard L. Bowers(2)	$27,000	15,000	3,000
W. Craig Epperson	$22,500	12,500	2,500
Chris McGougan	$22,500	12,500	2,500
	$2,709,000	1,505,000	301,000

_______
(1)

Represents the number of shares issuable if the stockholder elects to convert the debentures. On December 31, 2001, the closing price per share of our company's common stock on the Nasdaq SmallCap Market was $.90.

(2)	On December 14, 2001, our company issued 15,000 shares of common stock to Mr. Bowers upon conversion of his debentures.

NOTIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS FOR THE

YEAR ENDING DECEMBER 31, 2001

Upon the recommendation of the Audit Committee, the board of directors has approved the retention of Ernst & Young LLP, certified public accountants, to serve as independent auditors to audit the accounts of our company for the year ending December 31, 2002, subject to ratification of such approval by our company's stockholders. Ernst & Young LLP served as independent auditors for our company for the year ended December 31, 2001. Representatives will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

 Pursuant to various rules promulgated by the Securities and Exchange Commission, a stockholder that seeks to include a proposal in our company's proxy statement and form of proxy card for the 2003 annual meeting of the stockholders of our company must timely submit such proposal in accordance with Securities and Exchange Commission Rule 14a-8 to our company, addressed to Elizabeth K. Morgan, 722 Burleson Street, Post Office Box 2544, Corpus Christi, Texas 78403 no later than December 7, 2002.

With respect to business to be brought before the annual meeting, our company has not received any notices from stockholders that our company is required to include in this proxy statement.

_______________________________________________

TOR Minerals International, Inc.

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of TOR MINERALS INTERNATIONAL, INC., hereby constitutes and appoints RICHARD L. BOWERS and KELSO C. BROOKS, JR. or either of them, the true and lawful attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, the common stock held of record by the undersigned on March 15, 2002 at the annual meeting of stockholders of our company to be held in the Bluebonnet Room at the Ramada Inn Bayfront, Corpus Christi, Texas, at 9:00 a.m. local time, May 10, 2002 and at any adjournment(s) thereof in the transaction of the following business:

1.	To elect nine directors to hold office until the next annual election of directors or until their respective successors have been duly elected and shall have qualified.

FOR ________	WITHHOLD AUTHORITY ________
(all nominees listed below)	(all nominees listed below)

RICHARD L. BOWERS	W. CRAIG EPPERSON	DAVID A. HARTMAN
DOUGLAS M. HARTMAN	SI BOON LIM	CHRISTOPHER J. MCGOUGAN
THOMAS W. PAUKEN	BERNARD A. PAULSON	CHIN-YONG TAN

INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, STRIKE THROUGH THE APPLICABLE NOMINEE(S) NAME.

2.	The proposal to ratify the appointment by the Board of Directors of Ernst & Young as the independent public accountants of the Company for 2002.

FOR ________	AGAINST ________	ABSTAIN ________

3.	In their discretion, the above named persons are authorized to vote upon such other business as may come before the annual meeting or any adjournment(s) thereof.

FOR ________	WITHHOLD AUTHORITY ________

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2

Please sign exactly as name appears on your stock certificate(s). When shares are held by joint tenants or tenants in common, both should sign below. When signing as attorney, executor, administrator, receiver, trustee or guardian, please so specify below. When signing as a corporation, please sign in full corporate name and have signed by the president or other duly authorized officer(s). If a partnership, please have signed in the partnership name by the authorized person(s).

Dated ______________, 2002

________________________________

(Signature)

________________________________

(Signature if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN THIS

PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.